Exhibit 5.1

Execution Version

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

January 17, 2024

CopperSteel HoldCo, Inc.

1000 Ballpark Way, Suite 400

Arlington, TX 76011

Ladies and Gentlemen:

We are issuing this opinion in our capacity as counsel to CopperSteel HoldCo, Inc., a Delaware corporation (“CopperSteel”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-4, first filed on or about December 22, 2023 (as amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by CopperSteel of up to 109,908,455 shares of common stock, par value $0.01 per share (the “CopperSteel Common Stock”), issuable pursuant to the Agreement and Plan of Merger, dated as of November 2, 2023 (as amended from time to time, the “Merger Agreement”), by and among CopperSteel, Six Flags Entertainment Corporation (“Six Flags”), CopperSteel Merger Sub, LLC, a wholly owned subsidiary of CopperSteel (“Copper Merger Sub”), and Cedar Fair, L.P. (“Cedar Fair”). Certain shares of CopperSteel Common Stock to which the Registration Statement relates (the “Mergers Shares”) are to be issued by CopperSteel pursuant to the transactions contemplated by the Merger Agreement, and subject to the terms and conditions therein, (i) to the unitholders of Cedar Fair in connection with the merger of Copper Merger Sub with and into Cedar Fair, with Cedar Fair continuing its existence as the surviving entity (the “Cedar Fair Surviving Entity”) as a direct subsidiary of CopperSteel and the subsequent merger of the Cedar Fair Surviving Entity with and into CopperSteel (together the “Cedar Fair Mergers”), with CopperSteel continuing as the surviving corporation, and (ii) to the stockholders of Six Flags in connection with the subsequent merger of Six Flags with and into CopperSteel, with CopperSteel continuing as the surviving corporation (the “Six Flags Merger” and together with the Cedar Fair Mergers, the “Mergers”). Additional shares of CopperSteel Common Stock to which the Registration Statement relates are to be issued by CopperSteel upon conversion of Six Flags common stock available for issuance prior to the closing of the Mergers under the Six Flags Employee Stock Purchase Plan and International Employee Stock Purchase Plan (the “ESPP Shares”). The balance of the shares of CopperSteel Common Stock to which the Registration Statement relates (the “Equity Award Shares” and, together with the Mergers Shares and ESPP Shares, the “Registered Shares”) are to be issued by CopperSteel upon vesting and settlement of (i) certain issued and outstanding options, restricted stock units and performance stock units of Six Flags that (A) were outstanding or issued on the date of the Merger Agreement and (B) are issued to existing Six Flags

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CopperSteel HoldCo, Inc.

January 17, 2024

employees prior to the consummation of the Mergers under the Six Flags Long-Term Incentive Plan and (ii) certain issued and outstanding phantom units and performance units of Cedar Fair (A) that were outstanding or issued on the date of the Merger Agreement and (B) are issued to existing Cedar Fair employees prior to the consummation of the Mergers under the Cedar Fair 2016 Omnibus Incentive Plan, in each case which will convert into options, restricted stock units and performance stock units of CopperSteel under CopperSteel option, restricted stock unit and performance stock unit agreements, as applicable, and will entitle the holder to receive a number of Equity Award Shares specified in such agreements (the “CopperSteel Equity Award Agreements”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement, (ii) the Registration Statement, (iii) the Certificate of Incorporation of CopperSteel in the form attached as Exhibit 3.1 to the Registration Statement, (iv) the Bylaws of CopperSteel in the form attached as Exhibit 3.2 to the Registration Statement, (v) resolutions of the board of directors of CopperSteel that pertain to the Merger Agreement and the issuance of the Registered Shares pursuant thereto and (vi) the forms of CopperSteel Equity Award Agreements. In addition, we have also made such further legal and factual examinations and investigations as we considered necessary or appropriate for purposes of expressing the opinions set forth herein.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto other than CopperSteel. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of the officers and other representatives of CopperSteel and others as to factual matters.

In furnishing this opinion, we have further assumed that (i) the Registration Statement (including any post-effective amendments), will have become effective, (ii) all Registered Shares will be issued and delivered in accordance with the terms of the Merger Agreement and in the manner specified in the Registration Statement and, additionally with respect to the Equity Award Shares, in accordance with the terms of the CopperSteel Equity Award Agreements, (iii) the CopperSteel Equity Award Agreements, in the form submitted for our review, without alternation or amendment (other than identifying the appropriate date) will be valid and binding obligations of CopperSteel; and (iii) the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or duly waived.

CopperSteel HoldCo, Inc.

January 17, 2024

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that (i) when issued and delivered in accordance with the terms and conditions of the Merger Agreement, the Merger Shares and ESPP Shares will be validly issued, fully paid and non-assessable; and (ii) when issued in accordance with the terms and conditions of the CopperSteel Equity Award Agreements and the Merger Agreement, including the vesting and settlement conditions contained therein, the Equity Award Shares will be validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

CopperSteel HoldCo, Inc.

January 17, 2024

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP